                                                                 EXHIBIT (H)(21)

                               SERVICES AGREEMENT

                             MORGAN STANLEY DW INC.


         This Agreement is made as of the ___ day of ______________, 20__ between (i) Morgan Stanley DW Inc. (formerly known as Dean Witter Reynolds Inc.) and (ii) ________________ ("Fund Party").

                               W I T N E S S E T H

         WHEREAS, Fund Party is either (i) an investment adviser to or administrator for an open-end investment company with one or more series or classes of shares (each such series or class of shares identified on Schedule I hereto, as amended from time to time, being referred to as a "Fund"), or (ii) the principal underwriter or distributor for a Fund; and

         WHEREAS, Morgan Stanley DW Inc., broker-dealers which clear securities transactions through Morgan Stanley DW Inc., banks and other intermediaries are offering to its or their clients ("Clients") one or more programs pursuant to which such clients will purchase shares of mutual funds at net asset value without the imposition of initial or contingent deferred sales charges (the "Programs"); and

         WHEREAS, Morgan Stanley DW Inc. will perform certain recordkeeping, shareholder communication and other services for clients who invest in Funds through one or more of the Programs; and

         WHEREAS, Morgan Stanley DW Inc. is willing to perform such services on the terms and conditions set forth herein; and

         WHEREAS, Fund Party on behalf of the shareholders of the Funds who are participants in the Programs desires to compensate Morgan Stanley DW Inc. for providing such services.

         NOW, THEREFORE, in consideration of the foregoing and the mutual promises set forth below, the parties agree as follows:

         1. SERVICES. During the term of this Agreement, Morgan Stanley DW Inc. shall perform the services set forth on Exhibit A hereto, as such exhibit may be amended from time to time (the "Services").

         2. FEES. For providing the Services, Morgan Stanley DW Inc. shall receive a fee (the "Fee"), which shall be calculated and paid in accordance with Exhibit B hereto. Fund Party and Morgan Stanley DW Inc. shall be solely responsible for the payment of their respective fees and expenses due to National Securities Clearing Corporation ("NSCC") including, without limitation, Fund/SERV membership and transaction fees.

         3. OPERATING PROCEDURES. During the term of this Agreement, in connection with performance of the Services, Morgan Stanley DW Inc. and each Fund Party will follow the operating procedures set forth in Exhibit C hereto. In the event of any inconsistency between this Agreement and Exhibit C hereto, this Agreement shall control.

         4. EFFECTIVENESS OF AGREEMENT; TERM.

                  a. This Agreement will become effective as to any particular Fund as of the later of (i) the date set forth on Schedule I opposite the name of such Fund or (ii) such later date as Morgan Stanley DW Inc. may, in its discretion, designate in writing, but in no event, with respect to any Fund that offers to the public more than one class of shares, before the effective time of all agreements and other documents containing such representations, warranties, covenants, and agreements as may be required by Rule 18f-3 under the Investment Company Act of 1940 ("1940 Act") or by any order of the Securities and Exchange Commission relating to the offer and sale of such multiple classes of shares. Fund Party shall notify Morgan Stanley DW Inc. if a particular Fund is to be added to Schedule I no later than the date on which shares of the Fund are first made available to Clients through a Program.

                  b. This Agreement may be terminated by either party as to any Fund upon 90 days' written notice, or upon such shorter notice as is required by law, order, or instruction by a court of competent jurisdiction or a regulatory body or self-regulatory organization with jurisdiction over the terminating party. This Agreement shall automatically terminate as to any Fund upon the termination of Fund Party's engagement as the distributor, investment adviser or administrator, as the case may be, to such Fund (except in connection with any assignment of this Agreement approved by Morgan Stanley DW Inc. pursuant to
Section 15 hereof). If at any time, as to any particular Fund, neither Fund Party nor any person controlling, controlled by, or under common control with Fund Party continues to be engaged by the Fund in any capacity, then Fund Party shall be relieved of its obligation to continue to pay the Fee beginning at the time that this Agreement is assigned to and Fund Party's obligations hereunder are assumed by a successor approved by Morgan Stanley DW Inc. in accordance with
Section 15 hereof.

                  c. After the date of termination as to any Fund, Fund Party will not be obligated to pay the Fee with respect to any shares of that Fund that are first purchased by Clients after the date of termination, except for those shares reinvested through dividends or capital gains. However, after the termination, for so long as any share of that Fund that was considered in the calculation of the Fee as of the date of the termination is held by a Client (a "Pre-Termination Share"), provided that the payment of such Fee complies with applicable law, Fund Party will remain obligated to pay Morgan Stanley DW Inc. the Fee as to each Pre-Termination Share. For so long as Fund Party or some other person or entity continues to pay the Fee, Morgan Stanley DW Inc. will continue to perform the Services hereunder with respect to each such Pre-Termination Share and the agreements between the parties set forth in this Agreement will remain in full force and effect, to the extent applicable, as to such Pre-Termination Shares.

                  d. Upon being presented with an invoice, Fund Party shall reimburse Morgan Stanley DW Inc. promptly for any reasonable out-of-pocket expenses Morgan Stanley DW Inc. actually incurs in effecting any termination of this Agreement, including delivery to any Fund or Fund Party of any records, instruments, or documents requested by Fund Party, if such termination is by Fund Party.

         5. OPERATIONAL MATTERS. In processing purchase and redemption orders placed by Morgan Stanley DW Inc. on behalf of Clients, and in order to facilitate Morgan Stanley DW Inc.'s performance of the Services, Fund Party agrees to follow and comply with, and to cause each Fund to follow and comply with, the procedures, terms and conditions set forth in the operating procedures set forth in Exhibit C hereto (the "Operating Procedures"). Other procedures relating to the Funds shall be in accordance with the Prospectus and Statement of the relevant Fund. The terms "Prospectus" and "Statement" as used herein refer respectively to the then current prospectus and statement of additional information relating to the shares of the Fund forming parts of the Registration Statement on Form N-1A of a Fund under the Securities Act of 1933, as amended (the "1933 Act"), and the 1940

Act.

         6. TRANSACTION CHARGES. Except as set forth in this Agreement, Morgan Stanley DW Inc. shall not, during the term of this Agreement, assess against or collect from its Clients any transaction fee upon the purchase or redemption of any Fund shares that are considered in calculating the Fee. Notwithstanding the foregoing, the parties acknowledge and agree that Morgan Stanley DW Inc. shall have the right to assess against Clients a fee for executing a purchase or sale order where the customer has held such position for less than ninety (90) days, or where Morgan Stanley DW Inc. provides the Clients with a service not contemplated by this Agreement.

         7. REPRESENTATIONS, WARRANTIES AND COVENANTS.

                  a. Fund Party represents and warrants to Morgan Stanley DW Inc. that Fund Party and the persons executing this Agreement on its behalf, including on behalf of any Fund, are duly authorized and empowered to execute and deliver this Agreement on behalf of Fund Party and, when executed and delivered, this Agreement shall constitute the legal, valid and binding obligation of Fund Party, enforceable in accordance with its terms. Fund Party further represents and warrants to Morgan Stanley DW Inc. that the payment to Morgan Stanley DW Inc. of any Fees pursuant hereto (i) has been duly authorized by the Fund(s), the Board of Directors/Trustees of the Fund(s), or any other person to the extent such authorization is required to make such payment; (ii) is properly disclosed in the relevant Fund Prospectus and/or Statement to the extent such disclosure may be required; and (iii) is in conformity with all federal, state and industry laws or regulations to which the Fund(s) or its agents are subject.

                  b. Fund Party further represents and warrants that, if it is the underwriter or distributor of a Fund, it is in compliance with the conditions and qualifications set out in Rule 2830 of the Conduct Rules of the National Association of Securities Dealers, Inc. which enables a member of the NASD to offer or sell shares of the Fund.

                  c. Each Fund listed on Schedule I to this Agreement is a "no-load" or "no sales charge" Fund as defined in Rule 2830 of the NASD Conduct Rules and, if such Fund has a plan adopted pursuant to Rule 12b-1 under the 1940 Act (a "12b-1 Plan"), the Fund's 12b-1 Plan does not exceed 25 basis points per annum.

                  d. Morgan Stanley DW Inc. represents and warrants that: (i) it and the persons executing this Agreement on its behalf are duly authorized and empowered to enter into this Agreement and, when executed and delivered, this Agreement shall constitute the legal, valid and binding obligation of Morgan Stanley DW Inc., enforceable in accordance with its terms; (ii) the activities of Morgan Stanley DW Inc. contemplated by this Agreement comply with all provisions of federal and state securities laws applicable to such activities;
(iii) Morgan Stanley DW Inc. has obtained and shall maintain such registrations and qualifications as are necessary to permit it to perform its obligations hereunder; and (iv) the arrangements provided for in this Agreement will be disclosed to Morgan Stanley DW Inc.'s Clients, to the extent required by law.

                  e. Morgan Stanley DW Inc. represents and warrants that it will comply with all provisions of federal and state laws, rules and regulations, including the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), applicable to its respective activities under this Agreement. The receipt of compensation under this Agreement by Morgan Stanley DW Inc. will not violate any federal or state laws, rules or regulations, including ERISA.

         8. COMPLIANCE RESPONSIBILITIES; UNCONTROLLABLE EVENTS; INDEMNIFICATION.

                  a. Fund Party acknowledges and agrees that Morgan Stanley DW Inc. is not responsible for: (i) any information contained in any prospectus, registration statement, annual report, proxy statement, or item of advertising or marketing material (including profile information) of or relating to any Fund or Fund Party (except for advertising or marketing materials prepared by Morgan Stanley DW Inc. to the extent any information therein is not furnished to Morgan Stanley DW Inc. by Fund Party, any Fund or any "affiliated person" (as that term is defined under Section 2(a)(3) of the 1940 Act) of any of them (each an "Affiliate") or accurately derived from information published or provided by any of them); (ii) the tabulation of returned proxies; (iii) the registration or qualification of any shares of any Fund under any federal or applicable state laws; or (iv) the compliance or failure to comply by any Fund or Fund Party, or any Affiliate, with any applicable federal or state law, rule or regulation (including the 1940 Act, the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and the rules and regulations thereunder) or the rules and regulations of any self-regulatory organization with jurisdiction over Fund Party or such Fund or Affiliate, except to the extent the failure to so comply by Fund Party or any Fund or Affiliate is caused by Morgan Stanley DW Inc.'s failure to comply with any of the applicable foregoing laws, rules, or regulations or its breach of this Agreement. The matters listed in this Section 8(a)(i)-(iv) include, but are not limited to, information published, distributed or made available, and activities conducted through, the Internet and any other electronic medium.

                  b. Morgan Stanley DW Inc. acknowledges and agrees that neither Fund Party nor any Fund or Affiliate is responsible for Morgan Stanley DW Inc.'s compliance or failure to comply with any applicable law, rule, or regulation governing Morgan Stanley DW Inc.'s performance of the Services, except to the extent that Morgan Stanley DW Inc.'s failure to comply with any such law, rule, or regulation is caused by the failure of Fund Party, any Fund or any Affiliate to comply with any applicable law, rule, or regulation or Fund Party's breach of this Agreement.

                  c. In providing the Services, Morgan Stanley DW Inc. is entitled to rely on any written records or instructions provided to it by Fund Party or any Fund, by their authorized employees, officers or agents or by Clients. Except as otherwise set forth in this Agreement, any communication, instruction or notice made pursuant to this Agreement may be made orally, provided that such oral communication is promptly confirmed in writing by facsimile transmission or overnight mail.

                  d. Fund Party confirms that, in the event that a Client's account holds five percent (5%) or more of the outstanding shares of a Fund, Fund Party and not Morgan Stanley DW Inc. is responsible for requesting Morgan Stanley DW Inc. to confirm its status as shareholder of record and to confirm whether any Morgan Stanley DW Inc. investor beneficially owns five percent (5%) or more of the outstanding Fund shares through its Morgan Stanley DW Inc. brokerage account. For this purpose, Fund Party will indicate in its inquiry the number of Fund shares that equal five percent (5%) of the outstanding Fund shares. Morgan Stanley DW Inc. will promptly reply to any such inquiries.

                  e. Fund Party has full authority to take such action as Fund Party may deem advisable in respect of all matters pertaining to the continuous offering of shares. Fund Party reserves the right in its sole discretion to suspend sales or withdraw the offering of shares of any Fund at any time after Morgan Stanley DW Inc. has received reasonable notice that such shares will no longer be available to the public, provided, however, that in the event that Fund Party is required by law or regulation to suspend sales or withdraw the offering of shares of any Fund, Fund Party may immediately suspend sales or withdraw the offering of such shares and will use its best efforts to notify Morgan Stanley DW Inc. prior to such suspension or withdrawal.

                  f. Except to the extent specifically set forth in this Agreement or in the Operating Procedures, neither party assumes any responsibility hereunder, and will not be liable to the other (and Morgan Stanley DW Inc. will not be liable to any Fund or any Affiliate) for any damage, loss of data, delay or any other loss whatsoever caused by events beyond its reasonable control.

                  g. Fund Party shall indemnify, defend and protect Morgan Stanley DW Inc. and each director, officer, employee, shareholder, agent and Affiliate of Morgan Stanley DW Inc. and hold Morgan Stanley DW Inc. and each such director, officer, employee, shareholder, agent and Affiliate harmless from and against any and all claims, demands, actions, losses, damages, liabilities, costs, charges, reasonable counsel fees and expenses of any nature ("Losses") it or they incur arising out of: (i) any material inaccuracy or material omission in any Prospectus, Statement, registration statement, annual report, proxy statement or other publicly disseminated material of any Fund, or any advertising or promotional material generated by any Fund or Fund Party or based on information published or generated by Fund Party or any Fund or Affiliate of the Fund; (ii) any material breach by Fund Party of any representation, warranty, covenant or agreement contained in this Agreement or the Operating Procedures (except to the extent such Losses result from Morgan Stanley DW Inc.'s material breach of this Agreement, willful misconduct, or gross negligence); or (iii) any action taken or omitted to be taken by Fund or Fund Party pursuant to this Agreement (except to the extent such Losses result from Morgan Stanley DW Inc.'s material breach of this Agreement, willful misconduct, or gross negligence).

                  h. Morgan Stanley DW Inc. shall indemnify, defend and protect Fund Party, each Fund, each trust or corporation of which a Fund is a series and each of their respective directors, trustees, controlling persons, officers, employees, and agents, and hold each Fund, Fund Party, each such trust or corporation, and each such director, trustee, controlling person, officer, employee and agent harmless from and against any and all Losses it or they incur arising out of: (i) any material inaccuracy or material omission in any advertising or promotional material generated by Morgan Stanley DW Inc. that is not accurately derived from (a) the Prospectus, Statement, registration statement, annual report, proxy statement or other publicly disseminated material of any Fund provided to Morgan Stanley DW Inc., or (b) any advertising or promotional material generated by any Fund or Fund Party and provided to Morgan Stanley DW Inc., or (c) information published or generated by Fund Party or any Fund or Affiliate of the Fund and provided to Morgan Stanley DW Inc.;
(ii) any material breach by Morgan Stanley DW Inc. of any representation, warranty, covenant or agreement contained in this Agreement or the Operating Procedures (except to the extent such Losses result from Fund's or Fund Party's material breach of this Agreement, willful misconduct, or gross negligence); or
(iii) any action taken or omitted to be taken by Morgan Stanley DW Inc. pursuant to this Agreement (except to the extent such Losses result from Fund's or Fund Party's material breach of this Agreement, willful misconduct, or gross negligence).

                  i. Neither party hereto shall be liable for any special, consequential or incidental damages.

         9. ROLE AND RELATIONSHIP OF MORGAN STANLEY DW INC.

                  a. The parties acknowledge and agree that the Services are recordkeeping, shareholder communication and related services only, and are not the services of any underwriter or a principal underwriter of any Fund within the meaning of the 1933 Act or the 1940 Act. This Agreement does not grant Morgan Stanley DW Inc. any right to purchase shares from any Fund (although it does not preclude Morgan Stanley DW Inc. from purchasing Fund shares), nor does it constitute Morgan Stanley DW Inc. as an agent of Fund Party or any Fund for purposes of selling shares of any Fund to any dealer or the public. To the extent Morgan Stanley DW Inc. is involved in the purchases of shares of any Fund by Morgan Stanley DW Inc.'s Clients, Morgan Stanley DW Inc.'s involvement will be as agent of the Client only.

                  b. Purchase and redemption orders, and payment for shares of a Fund ordered from Fund Party, must be received at the time, and in the manner, set forth in the Operating Procedures. All orders are subject to acceptance or rejection by Fund Party or the relevant Fund in the sole discretion of either, or by the relevant Fund's transfer agent acting on Fund Party's or the Fund's behalf, and orders shall be effective only upon receipt in proper form. The Funds may, if necessary, delay redemption of shares of a Fund to the extent permitted by the 1940 Act.

         10. USE OF OTHER PARTY'S NAME.

                  a. Fund Party or Fund may describe or refer to Morgan Stanley DW Inc. or the Services or the relationship contemplated by this Agreement in any advertisement or promotional materials or activities, provided that the description or reference is provided in writing to Morgan Stanley DW Inc. at least five business days in advance of its use and Morgan Stanley DW Inc. does not object thereto.

                  b. Morgan Stanley DW Inc. may describe or refer to Fund Party or any Fund or the relationship contemplated by this Agreement in any advertisement or promotional materials or activities, provided that the description or reference is provided in writing to Fund Party at least five business days in advance of its use and Fund Party does not object thereto.

         11. PROPRIETARY INFORMATION. Morgan Stanley DW Inc., on the one hand, and Fund Party, on the other hand, acknowledge that the identities of the other party's customers (other than such information as may be independently developed or compiled by a party from information supplied to it by the other party's customers who also maintain accounts directly with it outside the Programs or from information which is otherwise publicly available), as well as information maintained by such other party regarding those customers, and all computer programs, technical, trade secret or business information, including, without limitation, financial information, business or marketing strategies or plans, product development and procedures developed by such other party or such other party's agents in connection with this arrangement which is disclosed to the other party hereto or otherwise obtained by the other party, its Affiliates, agents or representatives during the term of this Agreement, constitute the valuable property of such other party ("Proprietary Information"). Morgan Stanley DW Inc. and Fund Party agree that should either of them be furnished any Proprietary Information, the party who acquired such Proprietary Information shall use its best efforts to hold such information or property in confidence and refrain from using, disclosing, or distributing any of such information or other property except (i) with the other party's prior written consent, or (ii) as required by law or judicial process. Morgan Stanley DW Inc. and Fund Party acknowledge that any breach of the foregoing agreements as to the other party would result in immediate and irreparable harm to such other party for which there would be no adequate remedy at law and agree that in the event of a breach such other party will be entitled to seek equitable relief, as well as such other relief as any court of competent jurisdiction deems appropriate. Morgan Stanley DW Inc. and Fund Party shall promptly notify the other in writing of any unauthorized, negligent or inadvertent use or disclosure of Proprietary Information. Morgan Stanley DW Inc. and Fund Party shall be liable under this Agreement for any use or disclosure in violation of this Agreement by its employees, attorneys, accountants, or other advisors or agents. This Section 11 shall continue in full force and effect notwithstanding the termination of this Agreement.

         12. USE OF CLIENT INFORMATION. The names and addresses and other information concerning Clients are and shall remain the sole property of Morgan Stanley DW Inc. and neither Fund Party nor its Affiliates shall use such names, addresses or other information for any purpose except in connection with the performance of Fund Party's duties and responsibilities hereunder and except for servicing and informational mailings related to the Funds. Notwithstanding the foregoing, this paragraph shall not prohibit Fund Party or its affiliates from utilizing for any purpose the names, addresses or other information concerning Clients if such names, addresses or other information are obtained in any manner other than from Morgan Stanley DW Inc. pursuant to this Agreement. The provisions of this paragraph shall survive the termination of this Agreement.

         13. INFORMATION TO BE PROVIDED. Fund Party has provided to Morgan Stanley DW Inc. and, as to each Fund, shall provide to Morgan Stanley DW Inc. prior to the effectiveness of this Agreement as to such Fund, at the address listed in Section 16 hereto, the following information and documents (in addition to the information and documents required by the Operating Procedures):

                  a. A list of the officers or other representatives of Fund Party who are authorized to instruct Morgan Stanley DW Inc. in connection with the Services with respect to such Fund, together with specimen signatures of those persons; and

                  b. Two copies of the then-current Prospectus and Statement for each such Fund. Fund Party shall furnish Morgan Stanley DW Inc. with written copies of any amendments or supplements to or changes in any of the documents referred to in this Section 13 no later than the effective date of any such amendments or changes.

         14. NONEXCLUSIVITY.

                  a. Fund Party acknowledges that Morgan Stanley DW Inc. may perform services similar or identical to those to be provided under this Agreement to other investment companies, investment company sponsors, or service providers to investment companies, and that it may make the Programs available to Clients of broker-dealers, banks and other intermediaries which clear securities transactions through Morgan Stanley DW Inc. so long as Fund shares are offered in a manner consistent with the Funds' prospectuses.

                  b. Morgan Stanley DW Inc. acknowledges that Fund Party may enter into similar agreements with other service providers or other third parties.

         15. ASSIGNABILITY. This Agreement is not assignable by Morgan Stanley DW Inc. or Fund Party without the other party's prior written consent, provided that Morgan Stanley DW Inc. may, without Fund Party's consent, assign its rights and obligations under this Agreement to any Affiliate and to any corporation that: (i) succeeds to its business as investment advisor and/or broker-dealer or controls, is controlled by, or is under common control with Morgan Stanley DW Inc.; (ii) is registered as a transfer agent under Section 17A(c) of the Securities Exchange Act of 1934, as amended (the "1934 Act"); or (iii) is otherwise capable of performing the obligations and making the representations and warranties of Morgan Stanley DW Inc. hereunder.

         16. NOTICES. All notices required by this Agreement shall be in writing and delivered personally or sent by first class mail, overnight courier or by facsimile that is promptly followed in writing. All notices and other communications concerning this Agreement will be deemed to have been received as of the earlier of actual physical receipt or three days after deposit, first class postage prepaid, in the United States mail. All such notices and other communications shall be made:

         if to Morgan Stanley DW Inc., to:

                  Morgan Stanley DW Inc.
                  Two World Trade Center, 63rd Floor
                  New York, New York 10048
                  Attention:  External Funds Marketing

         with copies to:

                           Morgan Stanley DW Inc.
                           Two World Trade Center, 64th Floor
                           New York, New York 10048
                           Attention:  Choice Marketing


                           Morgan Stanley DW Inc.
                           333 Market Street, 25th Floor
                           San Francisco, California 94105
                           Attention:  Director of Business Delivery

         if to Fund Party, to the address given below in the signature block.

         17. EXHIBITS. All Exhibits, Schedules (including the Operating Procedures), and Addenda to this Agreement, as they may be amended or included from time to time, are by this reference incorporated into and made a part of this Agreement.

         18. ENTIRE AGREEMENT; AMENDMENT. This Agreement, as well as the Exhibits, Schedules and Addenda hereto, constitute the entire agreement between the parties as to the Programs and supersede any and all agreements, representations, and warranties, written or oral, regarding such subject matter made prior to the time at which this Agreement has been executed and delivered by Morgan Stanley DW Inc. and Fund Party, provided, however, that this Agreement shall not supersede or in any way affect any dealer or other agreement between Morgan Stanley DW Inc. and Fund Party relating to Morgan Stanley DW Inc.'s serving as a dealer in Fund shares. Nor shall Morgan Stanley DW Inc.'s serving as a dealer in Fund shares under any such agreement be deemed to cause Morgan Stanley DW Inc. to be acting in a dealer capacity under this Agreement. This Agreement and the Exhibits and Schedules hereto may be amended only by a writing executed by each party hereto that is to be bound by such amendment.

         19. MAINTENANCE OF RECORDS. Morgan Stanley DW Inc. will maintain all records required by law, including records detailing the services it provides in return for the fees to which it is entitled under this Agreement. Such records shall be preserved, maintained and made available to the extent required and in accordance with the 1940 Act and the rules thereunder. Upon the request of Fund Party, Morgan Stanley DW Inc. shall make copies or originals (if required) of such of these records available to Fund Party. Morgan Stanley DW Inc. agrees that it will permit Fund Party or its designees to have reasonable access to its personnel and records in order to facilitate the monitoring of the quality of the services provided under this Agreement. Morgan Stanley DW Inc. shall have the right to delete Client names from the records produced. Morgan Stanley DW Inc. also agrees to notify promptly the Fund or Fund Party if Morgan Stanley DW Inc. experiences any difficulty in maintaining the records described in this
Section in an accurate and complete manner. This provision shall survive the termination of this Agreement.

         20. GOVERNING LAW. This Agreement will be governed by and interpreted under the laws of the State of New York as applied to contracts entered into and to be performed entirely within that state (without reference to conflict of laws provisions thereof).

         21. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument.

         22. LIMITATION OF LIABILITY. Any printed information that is furnished by Fund Party other than the Prospectus, the Statement, information supplemental to the Prospectus and the Statement, periodic reports, proxy solicitation materials and other publicly disseminated material of any Fund, are the sole responsibility of Fund Party, and not the responsibility of any Fund, and Morgan Stanley DW Inc. agrees that the Funds, the shareholders of the Funds and the officers and governing Boards of the Funds shall have no liability or responsibility to Morgan Stanley DW Inc. in these respects. Morgan Stanley DW Inc. agrees that the payment of the Fee is solely the responsibility of Fund Party and not that of any Fund and Morgan Stanley DW Inc. agrees that the Funds, the shareholders of the Funds and the officers and governing Boards of the Funds shall have no liability or responsibility to Morgan Stanley DW Inc. with respect to any indebtedness, liability or obligation hereunder. Further, it is understood, in the case of each Fund that is organized as a Massachusetts business trust or series thereof, that the declarations of trust for each trust refers to the trustees collectively as trustees and not as individuals personally, and that the declaration of trust provides that no shareholder, trustee, officer, employee or agent of the trust shall be subject to claims against or obligations of the trust to any extent whatsoever, but that the trust estate only shall be liable. No Fund shall be liable for the obligations or liabilities of any other Fund. No series of any Fund, if any, shall be liable for obligations of any other series.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                  MORGAN STANLEY DW INC.

                                  By: ___________________________

                                  Name: _________________________

                                  Title: __________________________



                                  -------------------------------

                                        (Name of Fund Party)

                                  By: ___________________________

                                  Name: _________________________

                                  Title: __________________________

                                  Address:

                                  -------------------------------

                                  _______________________________

                                  _______________________________

                                  _______________________________

                                   SCHEDULE I

                        (List of Funds/Portfolios/Classes
                        to which Agreement is applicable)



                                                          SUBJECT TO FUND-
FUND                 CLASS      DATE OF INITIAL           IMPOSED FEE (E.G.,           CUSIP NUMBER        SYMBOL
----                 -----      PARTICIPATION             SHORT-TERM REDEMPTION)*      ------------        ------
                                -------------             -----------------------














---------------------
* Please state the type of fee, the amount of the fee, and describe its operation (e.g., when or in what situations the fee applies).

                                                                       EXHIBIT A

                                    SERVICES


         Capitalized terms used in this Exhibit have the meanings given them in the agreement to which this Exhibit is attached (the "Agreement").

         1. RECORD MAINTENANCE. Morgan Stanley DW Inc. or its agents, and Fund Party, each shall establish an account and maintain records for each Client who holds shares of any Fund, which records shall include:

                  a. Number of shares;

                  b. Date and price of purchases and redemptions (including dividend reinvestments) and dates and amounts of dividends paid available on-line the next business day after effected and for at least the twelve month period; available thereafter in accordance with the record retention requirements of the 1940 Act and the 1934 Act;

                  c. Client identification information, in conformity with the requirements of NSCC's Matrix Level 3 (broker-controlled);

                  d. Records of distributions and dividend payments;

                  e. Any transfers of shares; and

                  f. Overall control records.

         2. FUND COMMUNICATIONS. Fund Party shall prepare a monthly report of the average asset value for each Client on which the Fee is to be paid pursuant to the Agreement. Such monthly reports shall be subject to verification by Morgan Stanley DW Inc. based on such reports of Fund Party that shall be made available to Morgan Stanley DW Inc. at reasonable times and as reasonably necessary for such verification.

         3. SHAREHOLDER COMMUNICATIONS. Morgan Stanley DW Inc. or its agents shall:

                  a. Mail Fund Prospectuses, Statements, and any supplements thereto, upon Client request and, as applicable, with confirmation statements;

                  b. As to each Fund, at the expense of such Fund, provide for the mailing of updated Prospectuses, annual and semiannual reports, proxy statements, and other shareholder communications;

                  c. Mail statements to Client on a monthly basis (or, as to accounts in which there has been no activity in a particular month, no less frequently than quarterly), showing among other things, the number of shares of each Fund owned by such Client and the net asset values of such Funds as of a recent date;

                  d. Produce and mail to Client confirmation statements reflecting purchases and redemptions of shares of each Fund in the Client's accounts;

                  e. Respond to Client inquiries regarding, among other things, share prices, account balances and dividend amounts; and

                  f. Distribute sales literature, answer routine customer inquiries regarding the Funds, assist customers in changing dividend options, account designations and addresses, and in enrolling into any of several special investment plans offered in connection with the purchase of the Funds' shares, assist in the establishment and maintenance of customer accounts and records and in the processing of purchase and redemption transactions, and provide such other services as the Funds or the customer may reasonably request.

         4. TRANSACTIONAL SERVICES. Morgan Stanley DW Inc. or its agents shall communicate, as to shares of each Fund, purchase, redemption and exchange orders reflecting the orders it receives from its Clients, in accordance with the procedures contemplated in the Agreement.

         5. INFORMATION RETURNS AND REPORTS. Morgan Stanley DW Inc. or its agents shall prepare and file with the appropriate governmental agencies such information, returns and reports as are required to be so filed for reporting
(i) dividends and other distributions made, (ii) amounts withheld on dividends and other distributions and payments under applicable federal and state laws, rules and regulations, and (iii) gross proceeds of sales transactions as required. Fund Party shall provide to Morgan Stanley DW Inc. in a timely manner the information regarding the Fund to be included in shareholder tax statements during the year.

         6. OTHER SERVICES.

                  a. Morgan Stanley DW Inc. and Fund Party shall each perform any and all duties, functions, procedures and responsibilities assigned to it and as otherwise established by the NSCC applicable to Fund/SERV and NETWORKING Matrix Level 3 (broker-controlled).

                  b. NSCC rules and procedures relating to Fund/SERV and NETWORKING, as applicable, shall govern any matter in which any provision of this Agreement conflicts with any such NSCC rule or procedure, provided, however, that this sentence shall not prohibit modifications to the NSCC's standard Matrix Levels that are agreed to by the parties hereto.

                                                                       EXHIBIT B

                               CALCULATION OF FEE


         Capitalized terms used in this Exhibit have the meanings given them in the agreement to which this Exhibit is attached (the "Agreement").

                  1. The Fee shall be calculated each month by multiplying the average Daily Value of Qualifying Shares (defined below) for the month times 25 basis points per annum. Notwithstanding the foregoing, the minimum Fee for each Fund shall be $2,000 per month commencing with the first month and terminating with the last full month such Fund is effective under this Agreement. This Fee shall be paid quarterly in arrears in accordance with Section 5 below.

                  2. The Daily Value of Qualifying Shares is the aggregate daily value of all shares of a Fund held by or on behalf of Clients, subject to the following exclusions ("Qualifying Shares"). There shall be excluded shares first held by or on behalf of Clients after the termination of the Agreement as to the Fund (except that Pre-Termination Shares resulting from reinvested dividends or capital gains under Section 4(c) of the Agreement shall also be Qualifying Shares).

                  3. For purposes of this Exhibit, the daily value of the shares of each Fund on a given day will be the net asset value reported by such Fund on that day to the National Association of Securities Dealers, Inc., Automated Quotation System. No adjustments will be made to the net asset values to correct errors in the net asset values so reported for any day unless such error is corrected and the corrected net asset value per share is reported to Morgan Stanley DW Inc. before 9:15 p.m. EST on the day on which the error occurs.

                  4. Within 15 business days after the end of each month, for each Fund, Fund Party shall send Morgan Stanley DW Inc. a statement of the average Daily Value of Qualifying Shares, together with a statement of the amount of such Fee. In the calculation of such Fee, Morgan Stanley DW Inc.'s records shall govern unless the error can be shown in the number of shares used in such calculation.

                  5. Fund Party shall pay Morgan Stanley DW Inc. the Fee by wire transfer within thirty (30) days after the end of each calendar quarter. The wire transfer shall be separate from wire transfers of redemption proceeds or distributions under this Agreement. Payment of the fee shall be by wire transfer to the following account and in the manner specified in Exhibit C hereto:

                                CitiBank
                                ABA # 021000089
                                DW Account # 406-11172
                                Final Account # 990-064001-0
                                Attention: Maureen Flaherty/direct participation

                                                                       EXHIBIT C

                              OPERATING PROCEDURES


         Capitalized terms used in this Exhibit have the meanings given them in the agreement to which this Exhibit is attached (the "Agreement").

         1. OPERATING PROCEDURES.

                  a. Morgan Stanley DW Inc. and Fund Party each agrees to comply with all the terms, conditions, agreements and obligations contained herein, and to cause any of their respective agents performing services related to the Agreement to comply with those respective obligations.

                  b. Morgan Stanley DW Inc. will open accounts with Fund Party on behalf of each Client that selects such Fund as an investment alternative through the Programs. Fund Party shall maintain an account for each such Client as is customary in NSCC's Matrix Level 3 (broker-controlled). Without limiting the generality of the foregoing, Fund Party and each Fund will process purchase and redemption transactions placed by Morgan Stanley DW Inc. on behalf of Clients, and pay dividends to Clients at the times and in the manner provided in the rules and procedures relating to Matrix Level 3.

                  c. Morgan Stanley DW Inc. may submit a purchase, exchange or redemption order (an "Order") for shares of a Fund on behalf of a Client to such Fund Party's designated contact ("Fund Contact") by telephone, by fax or, where feasible, by direct systems access via NSCC Fund/SERV and NETWORKING Systems. Orders received by Morgan Stanley DW Inc. prior to 4:00 p.m. Eastern Time (the "Close of Business") on any given business day ("Trade Date") and transmitted to Fund Party by 7:30 p.m. Eastern Time on that Trade Date shall be executed by Fund Party at the net asset value determined as of the Close of Business on the Trade Date. Orders received by Morgan Stanley DW Inc. after the Close of Business on a Trade Date, whether transmitted to Fund Party prior to or after 7:30 p.m. Eastern Time on that Trade Date, shall be executed by Fund Party at the net asset value determined as of the Close of Business on the next business day after the Trade Date.

                  d. Morgan Stanley DW Inc. will transmit the dollar amount of each purchase order to the relevant Fund or its agent and in accordance with written instructions as provided to Morgan Stanley DW Inc. by Fund Party for the applicable Fund by wire transfer. Anything in this Agreement to the contrary notwithstanding, Orders shall be placed and settlement shall be made at the time and in the manner provided in the rules and procedures relating to Fund/SERV and NETWORKING where a Fund participates in those systems.

         2. PRICING. As to each Fund, every business day prior to 7 p.m., Eastern Time, Fund Party will use its best efforts to provide Morgan Stanley DW Inc. such Fund's closing net asset value for that day and/or notification of no price for that day via fax, or direct systems access acceptable to Morgan Stanley DW Inc. If by fax, send to:

                           Ken Curry
                           Fax number:  212-392-5422

         3. PRICE ERRORS.

                  a. In the event adjustments are required to correct any error in the computation of the net asset value ("price") of Fund shares made by Fund Party or a Fund or to make NSCC adjustments Fund Party or the Fund shall notify Morgan Stanley DW Inc. as soon as possible after discovering the need for such adjustments. Notification can be made verbally but must be confirmed in writing. Written confirmation will be made by Fund Party on Fund letterhead and must state for each day for which an error occurred the incorrect price, the correct price, and the reason for the price change. Fund Party or Fund each agrees that Morgan Stanley DW Inc. may send this writing, or derivation thereof, to Clients whose accounts are affected by the price change.

                  b. Fund Party or a Fund shall reimburse Morgan Stanley DW Inc. for all reasonable out-of-pocket expenses incurred by Morgan Stanley DW Inc. in effecting such adjustments upon submission of any expense accounting Fund Party reasonably may require. Expenses to be reimbursed may include, but are not limited to, the costs of performing any additional reconciliation, canceling and rebilling, sending notifications of the error to Clients, requesting remittance and pursuing collection of amounts received (through redemptions or otherwise) in excess of the amount to which such Clients would otherwise have been entitled, and all reasonable expenses related to personnel in connection therewith, but shall not include Morgan Stanley DW Inc.'s overhead expenses.

                  c. If Clients have received amounts in excess of the amounts to which they otherwise would have been entitled prior to an adjustment for an error, Morgan Stanley DW Inc., unless Fund Party and a Fund otherwise agree, will make a good faith attempt to collect such excess amounts from those Clients. In no event, however, shall Morgan Stanley DW Inc. be liable to Fund or Fund Party for any such amounts provided the overpayment was not caused by Morgan Stanley DW Inc.

                  d. If an adjustment is necessary to correct an error made by Fund Party or a Fund which has caused Clients to receive amounts less than amounts to which they are entitled, the Fund, by utilizing NSCC procedures, shall make all necessary adjustments to the number of shares owned by these Clients, and distribute to these Clients any and all amounts of the underpayment.

         4. SHAREHOLDER COMMUNICATIONS.

                  a. Fund Party and each Fund shall provide the following shareholder communications material to Morgan Stanley DW Inc. or to its mailing agent in quantities sufficient to allow mailing thereof to all Clients which are beneficial owners of the Fund's shares or, as appropriate, upon Client request:

                           (1)      All proxy statements prepared for
                                    circulation to a Fund's record shareholders;

                           (2) Annual reports, semi-annual reports and other periodic reports;

                           (3) All updated Prospectuses, supplements and amendments thereto, and Statements; and

                           (4)      Corporate actions.

                  b. Fund Party or Fund shall provide without charge the above-mentioned materials to Morgan Stanley DW Inc. or to its mailing agent. Morgan Stanley DW Inc. will distribute all such materials to Clients and will bill the applicable Fund or Fund Party as Fund Party directs for all reasonable expenses incurred in connection therewith. Morgan Stanley DW Inc. has no responsibility to pay for these charges.

                  c. In addition to the materials listed above, Fund Party and Fund each agrees to provide without charge directly to Morgan Stanley DW Inc. or its mailing agent certain materials, including sales materials, reasonably requested by Morgan Stanley DW Inc. and readily available from Fund Party or a Fund for distribution to Clients. Neither Fund Party nor a Fund has responsibility to pay for charges to mail these materials to Clients.

                  d. Fund Party will ensure that either the Prospectus, or the Statement, if the Statement is incorporated in the Prospectus, of each Fund discloses that:

                           (1) The Fund has authorized one or more brokers to receive on its behalf purchase and redemption orders;

                           (2) These brokers are authorized to designate other intermediaries to receive purchase and redemption orders on the Fund's behalf;

                           (3) The Fund will be deemed to have received a purchase or redemption order when an authorized broker or, if applicable, a broker's authorized designee, receives the order;

                           (4) Client Orders will be priced at the Fund's net asset value next computed after they are received by an authorized broker or the broker's authorized designee;

                           (5) The performance of the Fund may be compared in publications to the performance of various indices and investments for which reliable performance data is available;

                           (6) The performance of the Fund may be compared in publications to averages, performance rankings, or other information prepared by recognized mutual fund statistical services; and

                           (7) The annual report contains additional performance information and will be made available to investors upon request and without charge.

         5. REGISTRATION REQUIREMENTS. Fund Party will only accept Orders for shares of a Fund on behalf of Clients whose addresses are recorded on Morgan Stanley DW Inc.'s books as being in states or other jurisdictions in which such Fund is registered or qualified for sale or exempt from registration and qualification under applicable law as confirmed in writing to Morgan Stanley DW

Inc. by a Fund. Fund Party and each Fund shall advise Morgan Stanley DW Inc. immediately or as soon as reasonably practicable if any such registration or qualification is terminated or if the Fund wishes to prevent Morgan Stanley DW Inc. from placing or continuing to place Orders on behalf of Clients who reside in a particular state or other jurisdiction. Fund Party shall indemnify, defend and protect Morgan Stanley DW Inc. and each officer, director, employee, shareholder, agent and Affiliate of Morgan Stanley DW Inc., and hold Morgan Stanley DW Inc. and each such officer, director, employee, shareholder, agent and Affiliate harmless from and against any and all losses, claims, damages, liabilities, costs, charges and expenses (including reasonable attorneys' fees) it or they incur arising in a state or jurisdiction out of any violation of any law, rule, or regulation relating to the registration or qualification of shares of any Fund except to the extent such violation results from the sale or offering of shares of any Fund in a state or jurisdiction other than those in which Fund Party or the Fund has indicated that shares of such Fund are registered or qualified for sale. Morgan Stanley DW Inc. shall indemnify, defend and protect Fund Party and each officer, director, trustee, employee of Fund Party and its agents from and against any and all losses, claims, damages, liabilities, costs, charges and expenses (including reasonable attorneys' fees) it or they incur arising out of any law, rule, or regulation relating to the registration or qualification of shares of any Fund to the extent such violation results from the sale or offering of shares of any Fund by Morgan Stanley DW Inc. in a state or jurisdiction other than those in which Fund Party or the Fund has indicated that shares of such Fund are registered or qualified for sale.

         6. FUND CONTACTS. Inquiries and contacts to Fund Party and any Fund can be made to the following individuals, departments or groups. Contacts for any particular Fund, which may be different from those listed below, shall be noted accordingly.

                               CONTACT INFORMATION

The financial institution(s) the Fund(s) use(s) to accept wire transfer for purchases:

Name of
Institution
            --------------------------------------------------------------------

Address
        ------------------------------------------------------------------------
ABA Number
           ---------------------------------------------------------------------
Name of Contact                                    Phone Number
                ------------------------                        ----------------
Fax No.
        --------------------------------------------------


                                    MARKETING

Name
     ---------------------------------------------------------------------------
Title
      --------------------------------------------------------------------------
Phone Number (direct)
                      ----------------------------------------------------------
Back up Contact
                ----------------------------------------------------------------


                        TRANSFER AGENT/OPERATIONS OFFICER
Name
     ---------------------------------------------------------------------------

Title
      --------------------------------------------------------------------------

Phone Number (direct)
                      ----------------------------------------------------------

Back up Contact
                ----------------------------------------------------------------


                                 ORDER PLACEMENT
Name
     ---------------------------------------------------------------------------
Title
      --------------------------------------------------------------------------
Phone Number (direct)
                      ----------------------------------------------------------

Back up Contact
                ----------------------------------------------------------------

                                  DISTRIBUTIONS
Name
     ---------------------------------------------------------------------------
Title
      --------------------------------------------------------------------------
Phone Number (direct)
                      ----------------------------------------------------------

Back up Contact
                ----------------------------------------------------------------


                                     PRICING

Name
     ---------------------------------------------------------------------------
Title
      --------------------------------------------------------------------------
Phone Number (direct)
                      ----------------------------------------------------------

Back up Contact
                ----------------------------------------------------------------


                                  TAX REPORTING

Name
     ---------------------------------------------------------------------------
Title
      --------------------------------------------------------------------------
Phone Number (direct)
                      ----------------------------------------------------------

Back up Contact
                ----------------------------------------------------------------


                              TRANSFER OF ACCOUNTS
Name
     ---------------------------------------------------------------------------
Title
      --------------------------------------------------------------------------
Phone Number (direct)
                      ----------------------------------------------------------

Back up Contact
                ----------------------------------------------------------------

                         RECONCILIATION/QUALITY CONTROL
Name
     ---------------------------------------------------------------------------
Title
      --------------------------------------------------------------------------
Phone Number (direct)
                      ----------------------------------------------------------

Back up Contact
                ----------------------------------------------------------------


                           PROSPECTUS/FUND LITERATURE

Name
     ---------------------------------------------------------------------------
Title
      --------------------------------------------------------------------------
Phone Number (direct)
                      ----------------------------------------------------------

Back up Contact
                ----------------------------------------------------------------


                             FUND ACCOUNTANT/BILLING

Name
     ---------------------------------------------------------------------------
Title
      --------------------------------------------------------------------------
Phone Number (direct)
                      ----------------------------------------------------------

Back up Contact
                ----------------------------------------------------------------

                                                                     EXHIBIT (I)

[QUARLES & BRADY LLP LETTERHEAD]


                                                May 17, 2002




Thompson Plumb Funds, Inc.
1200 John Q. Hammons Drive, Fifth Floor
Madison, Wisconsin 53717

Ladies and Gentlemen:

         In connection with the registration of an indefinite number of shares of common stock, par value $.01 per share ("Common Stock"), of Thompson Plumb Funds, Inc., a Wisconsin corporation (the "Registrant"), under the Securities Act of 1933, you have requested that we furnish you with the following opinion, which we understand will be used in connection with and filed with the Securities and Exchange Commission as an exhibit to Post-Effective Amendment No. 19 to the Registration Statement on Form N-1A (as amended, the "Registration Statement") (1933 Act Registration No. 33-6418).

         We understand that the Common Stock to which the Registration Statement relates are currently issued and offered to the public in five series of the Registrant, consisting of the Thompson Plumb Growth Fund, Thompson Plumb Select Fund, Thompson Plumb Blue Chip Fund, Thompson Plumb Balanced Fund and Thompson Plumb Bond Fund in the manner and on the terms described in the Registration Statement. For purposes of rendering this opinion, we have examined originals or copies of such documents as we consider necessary, including those listed below. In conducting such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

         The documents we have examined include:

         1.       The Registration Statement;

         2. The Registrant's Articles of Incorporation, including all restatements thereof and amendments thereto, filed to date with Wisconsin Department of Financial Institutions (and its predecessor, the Wisconsin Secretary of State);

         3. A certificate of active status, recently issued by the Wisconsin Department of Financial Institutions; and

         4. Such other documents and certificates as to matters of fact and such matters of law as we have deemed relevant to the opinions expressed herein.

         Based upon and subject to the foregoing, after having given due regard to such issues of law as we have deemed relevant, and assuming that:

         1. The Registration Statement remains effective, and the Prospectus which is a part thereof and your Prospectus delivery procedures with respect thereto fulfill all the requirements of the Securities Act of 1933 and the Investment Company Act of 1940 throughout all periods relevant to this opinion;

         2. All offers and sales of Common Stock of the Registrant (including each series thereof) registered by means of the Registration Statement are conducted in a manner complying with the terms of the Registration Statement; and

         3. All offers and sales of Common Stock of the Registrant are made in compliance with the securities laws of the states having jurisdiction thereof;

we are of the opinion that the Common Stock of the Registrant (including each series thereof), when issued, will be legally and validly issued, fully paid and non-assessable, except as provided under Section 180.0622(2)(b) of the Wisconsin Business Corporation Law (as it and its predecessor statute have been judicially interpreted).

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the references to our firm in the Prospectus and Statement of Additional Information constituting parts of the Registration Statement.

                                                Very truly yours,

                                                QUARLES & BRADY LLP



                                                /s/Quarles & Brady LLP
                                                --------------------------------